                                                                    EXHIBIT 10.1

















                               BMC SOFTWARE, INC.

                           DEFERRED COMPENSATION PLAN

                              FOR OUTSIDE DIRECTORS

























                           Effective September 1, 2003

                                TABLE OF CONTENTS


ARTICLE                                                                                     PAGE
                                                                                            ----

         I.       DEFINITIONS AND CONSTRUCTION ..............................................I-1

         II.      PARTICIPATION ............................................................II-1

         III.     ACCOUNT CREDITS AND VALUATION OF ACCOUNTS ...............................III-1

         IV.      DEEMED INVESTMENT OF ACCOUNTS ............................................IV-1

         V.       DISTRIBUTIONS .............................................................V-1

         VI.      ADMINISTRATION OF THE PLAN ...............................................VI-1

         VII.     ADMINISTRATION OF FUNDS .................................................VII-1

         VIII.    NATURE OF THE PLAN .....................................................VIII-1

         IX.      MISCELLANEOUS ............................................................IX-1

                                      (i)

                               BMC SOFTWARE, INC.
                           DEFERRED COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS

                                   WITNESSETH:


         WHEREAS, the Board of Directors of BMC Software, Inc., desiring to aid its outside directors in making provision for their retirement, has decided to adopt the following BMC Software, Inc. Deferred Compensation Plan for Outside Directors;

         NOW THEREFORE, said plan is hereby adopted as follows, effective as of September 1, 2003:




                                      (ii)

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT: An individual bookkeeping account for each Member to which is credited his or her Compensation deferrals pursuant to Section 3.1 and which reflects such account's changes in value as provided in Section
         3.2. A Member shall have a 100% vested and nonforfeitable interest in his or her Account at all times.

(2)      BOARD:  The Board of Directors of the Company.

(3) CHANGE IN CONTROL: The occurrence of any of the following events: (i) the acquisition by any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of at least 50% of the Company's outstanding voting stock, (ii) an unapproved change in the majority of the Board, (iii) a merger, consolidation, or similar corporate transaction in which the Company's shareholders immediately prior to the transaction do not own more than 60% of the voting stock of the surviving corporation in the transaction, or (iv) shareholder approval of the Company's liquidation, dissolution, or sale of substantially all of its assets.

(4)      COMMITTEE:  The Corporate Governance Committee of the Board.

(5)      COMPANY:  BMC Software, Inc.

(6) COMPANY STOCK: The common stock of the Company, par value $.01 per share.

(7) COMPENSATION: The retainer, fees and other special compensation paid in cash to or for the benefit of a Member for services rendered or labor performed in his or her capacity as a Director and while a Member.

(8) DIRECTOR: Any individual who is a member of the Board and who is not an employee of the Company or any of its affiliates.

(9)      EFFECTIVE DATE:  September 1, 2003.

(10) MEMBER: Each Director who has become a participant in the Plan pursuant to Article II.

(11) PLAN: The BMC Software, Inc. Deferred Compensation Plan for Outside Directors, as amended from time to time.

(12) PLAN YEAR: The twelve-consecutive month period commencing April 1 of each year; provided, however, that the first Plan Year shall commence on the Effective Date and shall end on March 31, 2004.

(13) PLAN YEAR SUBACCOUNT(s): With respect to each Scheduled Distribution elected by a Member with respect to a Plan Year, a separate subaccount within the Member's Account to which is credited his or her Compensation deferrals pursuant to Section 3.1 for such Plan Year and which is adjusted to reflect such subaccount's changes in value as provided in Section 3.2.

(14) SCHEDULED DISTRIBUTION: A distribution of a Member's Compensation deferral under the Plan for a Plan Year (as adjusted to reflect changes in value as provided in Section 3.2) that the Member has elected to have paid to him or her at the time elected by the Member under Section 3.1(c)(ii).

(15) TERMINATION OF SERVICE: The termination of a Member's service on the Board for any reason whatsoever.

(16) TRADING DAY: A day during which trading in securities generally occurs in the principal securities market in which Company Stock is traded.

(17)     TRUST: The trust, if any, established under the Trust Agreement.

(18) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Article VIII.

(19) TRUST FUND: The funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits and increments thereto.

(20) TRUSTEE: The trustee or trustees qualified and acting under the Trust Agreement at any time.

         1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                       II.

                                  PARTICIPATION

         Each Director shall be eligible to participate in the Plan as of the later of the Effective Date or the date he or she becomes a Director. Except as provided in the following paragraph, a Director may become a Member, effective as of the first day of a Plan Year that is coincident with or after the date such Director becomes eligible to participate in the Plan, by executing and filing with the Committee the Compensation deferral election prescribed by the Committee prior to the start of such Plan Year.

         Notwithstanding the preceding paragraph, if an individual becomes a Director after the start of a Plan Year, then such individual may elect to become a Member with respect to such Plan Year by executing and filing with the Committee, within 30 days after the date such individual became a Director and in accordance with the procedures established by the Committee, the Compensation deferral election prescribed by the Committee. A Director who has filed such election in accordance with this paragraph shall become a Member as of the day such election is filed with the Committee.

         Until a Member incurs a Termination of Service, such Member shall remain eligible to defer Compensation hereunder for each Plan Year following his or her commencement of participation in the Plan.

                                      III.

                    ACCOUNT CREDITS AND VALUATION OF ACCOUNTS

         3.1 MEMBER DEFERRALS.

                  (a) In accordance with the procedures established from time to time by the Committee, a Member (or a Director, if such Director has not yet become a Member pursuant to Article II) may annually elect to defer an integral percentage of from 1% to 100% of his or her Compensation for a Plan Year. Compensation not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his or her Compensation pursuant to this Section shall be made by executing a Compensation deferral election in accordance with Paragraph (b) below pursuant to which the Member authorizes the Company to reduce his or her Compensation for a Plan Year in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to the Member's Account maintained under the Plan. Compensation deferrals made by a Member for a Plan Year shall be credited to his or her Account as of the date upon which the Compensation deferred would have been received by such Member in cash if he or she had not elected to defer such amount pursuant to this Section 3.1.

                  (b) A Member's (or a Director's, if such Director has not yet become a Member pursuant to Article II) annual election to defer an integral percentage of his or her Compensation earned with respect to a Plan Year under Paragraph (a) of this Section must be made prior to the start of such Plan Year and in accordance with the procedures established by the Committee, and shall become effective as of the first day of such Plan Year (and such election shall be effective only with respect to Compensation earned on or subsequent to such date). Notwithstanding the foregoing, a deferral election made by a Director who becomes a Member pursuant to the second paragraph of Article II shall become effective as of the day such election is filed with the Committee and shall be effective only with respect to Compensation earned on or subsequent to such day. A deferral election under this Section with respect to a Plan Year shall be irrevocable.

                  (c) In accordance with the procedures established by the Committee, for each Plan Year, a Member may elect for such Plan Year that:

                           (i) 100% of the Member's Compensation deferred under the Plan for such Plan Year (as adjusted to reflect changes in value as provided in Section 3.2) shall be deferred until paid pursuant to
         Article V (other than Section 5.1) following such Member's Termination of Service; or

                           (ii) 100% of the Member's Compensation deferred under the Plan for such Plan Year (as adjusted to reflect changes in value as provided in Section 3.2) shall be paid as a Scheduled Distribution on the last day of a Plan Year specified by such Member in such election (which specified Plan Year must end no earlier than one year



                                    III - 1
         after the last day of the Plan Year to which the Compensation deferral relates) in a single lump sum cash payment.

Any election made pursuant to clause (ii) of this Paragraph shall be irrevocable. With respect to any Plan Year for which an election to receive a Scheduled Distribution is not made, a Member shall be deemed to have made an election under clause (i) of this Paragraph for such Plan Year. The provisions of Section 5.1 shall apply with respect to each election by a Member to receive a Scheduled Distribution.

         3.2 VALUATION OF ACCOUNTS. All amounts credited to a Member's Account (including any Plan Year Subaccounts thereunder) shall be deemed invested in accordance with the provisions of Article IV, and the balance of each Account (including any Plan Year Subaccounts thereunder) shall reflect the result of daily pricing of the assets in which such Account (and Plan Year Subaccounts) is deemed invested from time to time until the time of distribution.


                                    III - 2

                                       IV.

                          DEEMED INVESTMENT OF ACCOUNTS

         On each date a Member's deferral pursuant to Section 3.1 is credited to his or her Account, the Company shall credit to such Account (in lieu of an amount in cash) a number of hypothetical shares (including fractional shares) of Company Stock equal to (a) the cash amount of such deferral divided by (b) the closing price of a share of Company Stock on such date (or the next preceding Trading Day if such date is not a Trading Day). Dividends and other distributions that would be paid with respect to a number of shares of Company Stock equal to the number of hypothetical shares of Company Stock credited to a Member's Account as of the date of such dividend or other distribution shall be credited to the Member's Account as of such date and shall be deemed to be invested in hypothetical shares (including fractional shares) of Company Stock based on the closing price of a share of Company Stock on the date of such dividend or other distribution (or the next preceding Trading Day if such date is not a Trading Day).

         If the Committee determines that any distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the Company Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be provided under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of hypothetical shares of Company Stock (or other securities or property) credited to a Member's Account.

                                       V.

                                  DISTRIBUTIONS

         5.1 SCHEDULED DISTRIBUTIONS. Subject to the provisions of Sections 5.2,
5.3 and 5.4, with respect to each election by a Member to receive a Scheduled Distribution, as soon as administratively practicable after the last day of the Plan Year specified by such Member in such election, such Member shall receive a single lump sum distribution in an amount equal to the then value of such Member's Plan Year Subaccount for the Plan Year for which such election to receive a Scheduled Distribution was made.

         5.2 DISTRIBUTIONS UPON TERMINATION OF SERVICE.

                  (a) Subject to the provisions of Sections 5.3 and 5.4, each Member shall elect, in accordance with the procedures set forth in Paragraph (b) below, one of the following forms of payment for the payment of his or her Plan benefit following such Member's Termination of Service for a reason other than death:

                           (i) A single lump sum payment on the one-year anniversary of such Member's Termination of Service in an amount equal to the then value of such Member's Account; or

                           (ii) Annual installment payments for a period of two, three, four or five years, as elected by such Member, commencing on the one-year anniversary of such Member's Termination of Service. The amount of each annual installment shall be computed by dividing the value of the Member's Account as of the date such installment is to be paid by the remaining number of years in the elected installment period.

                  (b) A Member's election as to the form of benefit payment under Paragraph (a) above shall be made in writing on the form prescribed by the Committee, in accordance with the procedures established by the Committee, and shall be made prior to the first day of such Member's participation in the Plan. In the event a Member fails to timely elect in accordance with this Paragraph the form in which his or her Plan benefit is to be paid, then such Member shall be deemed to have made an election to receive his or her Plan benefit in the form described in clause (i) of Paragraph (a) above.

         5.3 DISTRIBUTIONS UPON DEATH. If a Member shall cease to be a Director by reason of his or her death or if a Member shall die after he or she becomes entitled to a distribution pursuant to Sections 5.1 or 5.2 but prior to receipt of all such distributions, then the aggregate unpaid balance in the Member's Account (computed as of the date of his or her death) shall be distributed in a single lump sum payment to the Member's designated beneficiary (determined under Section 5.5) as soon as administratively practicable after the date of the Member's death.

         5.4 DISTRIBUTIONS UPON A CHANGE IN CONTROL. Notwithstanding any provision in this Article to the contrary, if a Change in Control shall occur, then the aggregate unpaid balance in each Member's Account (computed as of the date of such Change in Control) shall be paid to the Member in the form of a single lump sum payment as soon as administratively practicable, but no later than 30 days, after the date upon which the Change in Control occurs.

         5.5 DESIGNATION OF BENEFICIARIES.

                  (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of the Member's benefit in the event of his or her death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.

                  (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:

                           (i) If a Member leaves a surviving spouse, his or her benefit shall be paid to such surviving spouse;

                           (ii) If a Member leaves no surviving spouse, his or her benefit shall be paid to such Member's executor or administrator, or to his or her heirs at law if there is no administration of such Member's estate.

         5.6 PAYMENT OF BENEFITS. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Members or their beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Member or for his or her benefit pursuant to any provision of the Plan shall be debited to such Member's Account. All benefit payments pursuant to any provision of the Plan shall be made in cash to the fullest extent practicable.

         5.7 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss after the time of such forfeiture) shall be restored to the Plan by the Company and paid in accordance with the Plan.

                                       VI.

                           ADMINISTRATION OF THE PLAN

         6.1 THE COMMITTEE. The general administration of the Plan shall be vested in the Committee.

         6.2 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or herself under the Plan or to vote in any case in which his or her individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Board shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he or she is disqualified.

         6.3 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:

                  (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

                  (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

                  (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

                  (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

                  (e) To determine in its discretion all questions relating to eligibility;

                  (f) To determine whether and when a Member has incurred a Termination of Service, and the reason for such termination;

                  (g) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

                  (h) To receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

                  (i) To appoint subcommittees, individuals, or any other agents as it deems advisable and to delegate to any of such appointees any or all of the powers and duties of the Committee.

         6.4 COMPANY TO SUPPLY INFORMATION. The Company shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, retirement, death, or other cause of Termination of Service and such other pertinent facts as the Committee may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company.

         6.5 INDEMNITY. To the extent permitted by applicable law, the Company shall indemnify and save harmless each member of the Committee against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law.

                                      VII.

                             ADMINISTRATION OF FUNDS

         7.1 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Committee, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund.

         7.2 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Committee shall maintain an Account in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him or her by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

         7.3 CONTRIBUTIONS TO THE TRUST FUND. The amount of contributions to the Trust Fund, if any, shall be determined by and in the sole discretion of the Committee.

         7.4 INVESTMENT OF THE TRUST FUND. The Committee shall have the right, power, authority, and duty to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund.


                                    VII - 1

                                      VIII.

                               NATURE OF THE PLAN

         The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of individuals covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation. Plan benefits herein provided are a contractual obligation of the Company which shall be paid out of the Company's general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may, in the sole discretion of the Committee, transfer money or other property to the Trustee to provide Plan benefits hereunder, and the Trustee shall pay Plan benefits to Members and their beneficiaries out of the Trust Fund.

         The Company, in the sole discretion of the Committee, may establish the Trust and enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company's creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered "insolvent" if (a) the Company is unable to pay its debts as such debts become due, or (b) the Company is subject to a pending proceeding as a debtor under the United Sates Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and the Board shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties' duty to give notice. When so informed, the Trustee shall suspend payments to the Members and hold the assets for the benefit of the Company's general creditors. If the Trustee receives a written allegation that the Company is insolvent, the Trustee shall suspend payments to the Members and hold the Trust Fund for the benefit of the Company's general creditors, and shall determine in the manner specified in the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Members. No Member or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Member shall have agreed to waive his or her priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.


                                    VIII - 1

                                       IX.

                                  MISCELLANEOUS

         9.1 NO RIGHT TO CONTINUED SERVICE ON THE BOARD. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person any right with respect to continuation of membership on the Board.

         9.2 ALIENATION OF INTEREST FORBIDDEN. The interest of a Member or his or her beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings.

         9.3 WITHHOLDING. All Compensation deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

         9.4 AMENDMENT AND TERMINATION. The Committee or the Board may from time to time, in their discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Member with respect to amounts already allocated to his or her Account. The Committee or the Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Member's Account shall be paid to such Member or his or her designated beneficiary in the manner specified by the Committee or the Board, as applicable, which may include the payment of a single lump sum payment in full satisfaction of all of such Member's or beneficiary's benefits hereunder. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the Plan may not be amended or terminated in any manner that affects the rights of a Member pursuant to Section 5.4.

         9.5 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         9.6 GOVERNING LAWS. ALL PROVISIONS OF THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

         EXECUTED this ______ day of _______________, 2003.

                                          BMC SOFTWARE, INC.




                                          By:
                                              ----------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                     ---------------------------


                                     (iii)